Exhibit 10.1

Amendment No. 1 to Employment Agreement

WHEREAS Galaxy Gaming, Inc. (the “Company”) and Todd P. Cravens (“Employee”) are parties (the “Parties”) to an Employment Agreement dated July 27, 2017 (the “Employment Agreement”); and

WHEREAS the Company and Employee desire to modify certain terms of the Employment Agreement;

NOW THEREFORE, the Parties agree as follows:

1.
The words “payable in accordance with Employer’s customary payroll practices as in effect from time to time” in Section 2(c)(ii)(A) and Section 2(c)(ii)(C) of the Employment Agreement shall be deleted and replaced with the words “payable on the date of termination”.

2.	The words “at Employer’s expense” shall be inserted after the word “Continuation” in Section 2(c)(ii)(B) of the Agreement.

3.
The words “(including the “2020 Annual Grant” referred to in Exhibit A of the Employment Agreement)” shall be inserted after the words “stock options” in Section 2(c)(ii)(C)(ii); and the words “provided, however” and continuing to the end of Section 2(c)(ii)(C)(ii) shall be deleted in their entirety.

4.
The words “the price per share of Employer’s common stock as reported on OTC Markets on August 1, 2020 (or the nearest trading day thereafter)” in the last sentence of the section titled “Stock Option Grant” in Exhibit A of the Employment Agreement are replaced with “$1.90 per share”.

This Amendment No. 1 shall become part of and subject to the terms of the Employment Agreement which, except as modified hereby, remains unchanged and in full force and effect.  To the extent that the terms and conditions expressly set forth in this Amendment No. 1 conflict with the terms and conditions of the Employment Agreement, the terms and conditions expressly set forth in this Amendment No. 1 shall prevail.  Unless otherwise defined in this Amendment No. 1, capitalized terms used herein shall have the same meanings assigned to such terms in the Employment Agreement.

[Signatures appear on the next page]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 with an effective date of February 21, 2019.

GALAXY GAMING, INC.	TODD P. CRAVENS

By:	/s/ Harry C. Hagerty	By:	/s/ Todd P. Cravens
Name: Harry C. Hagerty
Title: CFO